As filed with the Securities and Exchange Commission on September 2, 1997
                                                    Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               POWER SPECTRA, INC.
             (Exact name of Registrant as specified in its charter)


               California                                 94-2687782
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
 of incorporation or organization)


                                919 Hermosa Court
                           Sunnyvale, California 94086
   (Address, including zip code, of Registrant's principal executive offices)



                            1991 DIRECTOR STOCK PLAN
                            (Full title of the plan)



                                 GORDON H. SMITH
                      President and Chief Executive Officer
                              POWER SPECTRA, INC.
                                919 Hermosa Court
                           Sunnyvale, California 94086
                                 (408) 737-7977
(Name, address, and telephone number, including area code, of agent for service)



                                    Copy to:
                              AARON J. ALTER, ESQ.
                               RAMSEY HANNA, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                            Proposed                Proposed
                                                                            Maximum                 Maximum
                                                       Amount               Offering               Aggregate             Amount of
            Title of Securities to                     to be                 Price                  Offering            Registration
                 be Registered                       Registered            Per Share                 Price                  Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock issuable under 1991 Director             300,000                 $0.5625                $168,750               $51.14
Stock Plan
====================================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Based upon the average of the bid and ask prices per share of the Common Stock in over-the-counter trading as of August 28, 1997.


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



                               POWER SPECTRA, INC.

                       REGISTRATION STATEMENT ON FORM S-8



PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         There are hereby incorporated by reference into this Registration Statement and into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         1. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 18, 1988 filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").

         2. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  Not Applicable.


Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Directors and Officers

         Section 317 of the California Corporations Code authorizes the Company's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Furthermore, Article IV of the Company's Amended and Restated Articles of Incorporation eliminates the liability of a director for monetary damages to the fullest extent permissible under California law. In addition, Article VI of the Company's Bylaws provides for indemnification of certain officers, directors, employees and other agents to the maximum extent permitted by the California Corporations Code. The Company has entered into indemnification agreements with its officers and directors which provide such persons with the maximum indemnification allowed under applicable law. These agreements also resolve certain procedural and substantive matters which are not covered, or are covered in less detail, in the Bylaws or the California Corporations Code.


Item 7.           Exemption from Registration Claimed

                  Not Applicable.


Item 8.           Exhibits



  Exhibit
  Number                             Document
------------  ------------------------------------------------------------------
    4.1        1991 Director Stock Plan, as amended and restated to date.
    5.1        Opinion of counsel as to legality of securities being registered
   23.1        Consent of Grant Thornton,  L.L.P.,  Independent  Accountants
   23.2        Consent of Ernst & Young,  L.L.P.,  Independent Auditors
   23.3        Consent of Counsel  (contained  in Exhibit  5.1)
   24.1        Power of  Attorney  (see page II-4)

Item 9.           Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act, as amended may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Power Spectra, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 28th day of August, 1997.

                                         POWER SPECTRA, INC.


                                         By:  /s/ GORDON H. SMITH
                                             -----------------------------------
                                                Gordon H. Smith, President and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon H. Smith and Edward J. Lamb and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                                           Title                                   Date
-----------------------------------------   -----------------------------------------------------   ---------------------------
/s/ GORDON H. SMITH                         President, Chief Executive Officer and                   August 28, 1997
----------------------------------------    Director (Principal Executive Officer)
Gordon H. Smith

/s/ EDWARD J. LAMB                          Chief Financial Officer (Principal                       August 28, 1997
----------------------------------------    Financial and Accounting Officer)
Edward J. Lamb

/s/ HAROLD T. BOWLING                       Director                                                 August 28, 1997
----------------------------------------
Harold T. Bowling

                                            Director                                                 August ___, 1997
-----------------------------------
James A. Glaze

/s/ JAY W. HUBBARD                          Director                                                 August 28, 1997
----------------------------------------
Jay W. Hubbard

/s/ GENE J. KENNEDY                         Director                                                 August 28, 1997
----------------------------------------
Gene J. Kennedy

/s/ JAMES A. LOVELL, JR.                    Director                                                 August 28, 1997
----------------------------------------
James A. Lovell, Jr.

                                            Director                                                 August ___, 1997
----------------------------------------
John W. Pauly


                               POWER SPECTRA, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS




    Exhibit
     Number                        Description
   --------- -------------------------------------------------------------------
      4.1    1991 Director Stock Plan, as amended and restated to date.
      5.1    Opinion of counsel as to legality of securities being registered
     23.1    Consent  of Grant  Thornton,  L.L.P.,  Independent  Accountants
     23.2    Consent of Ernst & Young,  L.L.P.,  Independent  Auditors
     23.3    Consent of Counsel (contained in Exhibit 5.1)
     24.1    Power of Attorney (see page II-4)